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                             Shares of Common Stock


                          LONE STAR TECHNOLOGIES, INC.


                             UNDERWRITING AGREEMENT



                                July _____, 2000



BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
DAIN RAUSCHER WESSELS
THE ROBINSON-HUMPHREY COMPANY, LLC
 as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

         Lone Star Technologies, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in SCHEDULE I hereto (the "Underwriters") an aggregate of _______________ shares (the "Company Firm Shares") of its common stock, par value $1.00 per share (the "Common Stock"), and Alpine Capital, L.P., a Texas limited partnership (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters _______ shares of Common Stock (the "Selling Stockholder Firm Shares" and, collectively, with the Company Firm Shares, the "Firm Shares"). The Company and the Selling Stockholder propose severally to sell, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional_______________ shares in the aggregate (the "Additional Shares") of Common Stock in the amounts set forth on SCHEDULE I hereto. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters that:

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (No. 333-________), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as

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amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

         (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.

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         (c)   Arthur Andersen LLP, the accounting firm that audited the
financial statements and supplemental schedules of the Company and Fintube Limited Partnership included in the Registration Statement, is an independent public accountant as required by the Act and the Regulations.

         (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

         (e) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities or Blue Sky authority of any jurisdiction. No order preventing or suspending the use of Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities or Blue Sky authority of any jurisdiction.

         (f) The Company has timely filed all reports, contracts or documents required to be filed with the Commission under the Exchange Act and the rules and regulations thereunder.

         (g) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company.

         (h) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any material agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation or by-laws of the Company or any of the Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the

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execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (i) The authorized, issued and outstanding capital stock of the Company is set forth in the Prospectus under the caption "Capitalization." All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and non-assessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of or be subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (j) The only subsidiaries (as defined in Rule 405 of the Regulations) of the Company are those listed on Exhibit 21 of the Company's Form 10-K for the Company's fiscal year ended December 31, 1999, Fintube Technologies, Inc. and Bellville Tube Corporation (the "Subsidiaries"). Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which in the aggregate could not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries taken as a whole. Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the "Consents") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except for any Consents the nonobtainment of which in the aggregate could not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries taken as a whole. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

         (k) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of the Subsidiaries which could reasonably be expected to result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

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         (l)   Neither the Company nor any officer, director or, to the
Company's knowledge, affiliate of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

         (m) The financial statements, including the notes thereto, and supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Act and the Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

         (n) Except for the Subsidiaries, the Company owns no capital stock or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

         (o) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

         (p) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

         (q) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         (r) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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statements therein, in the light of the circumstances under which they were made, not misleading.

         (s) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement or to the Company's Form 10-K for the Company's fiscal year ended December 31, 1999 that have not been so filed.

         (t) The Company and each of the Subsidiaries has complied in all material respects with all material laws, regulations and orders applicable to each of them or their respective businesses or assets. None of the Company or any of the Subsidiaries is in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which any of them is a party or by which any of them or their respective properties are bound, the violation of which would individually or in the aggregate have a material adverse effect on the condition (financial or other) or results of operation of the Company and the Subsidiaries taken as a whole and no other party under any such agreement or instrument to which the Company or any of the Subsidiaries is a party is, to the knowledge of the Company, in default in any material respect thereunder.

         (u) The Company and the Subsidiaries have filed all tax and information returns required to be filed by them and have paid all taxes shown due on such returns as well as all other taxes, assessments and governmental charges which have become due, and no deficiency with respect to any such return has been assessed or proposed.

         (v) The Shares have been approved for listing on the New York Stock Exchange subject only to notice of issuance.

         (w) Except as contemplated by this Agreement, none of the Company or any of the Subsidiaries has incurred any liability for a fee, commission or other compensation on account of the engagement of a broker or finder in connection with the transactions contemplated herein.

         (x) No labor dispute with the employees of the Company or any of the Subsidiaries exists or is eminent, and the Company is not aware that any executive, key employee or group of employees of the Company or any of the Subsidiaries plans to terminate employment with the Company or any of the Subsidiaries.

         (y) Each Operative Document (as hereinafter defined) has been duly authorized, executed and delivered by the Company and the Subsidiaries and, to the knowledge of the Company, the other parties thereto, as applicable, and constitutes the valid and binding agreement of the Company and the Subsidiaries and, to the knowledge of the Company, the other parties thereto enforceable against the Company and the Subsidiaries and, to the knowledge of the Company, the other parties thereto in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting the enforcement of creditors' rights generally and to equitable principles. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated thereby have not and will not result in a breach or violation of any term or provision of, or constitute a default under, (i) any law, rule or regulation, (ii) any

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indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any property of the Company or any of the Subsidiaries is or, upon consummation of the transactions contemplated by the Operative Documents, will be subject or (iii) any order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties. No material consent, approval, authorization or order of, or filing with, any court or governmental agency or body or any other third party is required to be obtained or made by the Company or any of the Subsidiaries for the consummation of the transactions contemplated by the Operative Documents except for such consents, approvals, authorizations, orders or filings as had been obtained or made. "Operative Documents" shall mean the contracts or documents filed as exhibits to the Company's Form 10-K for the Company's fiscal year ended December 31, 1999, pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Act, as such Operative Documents may be amended or modified at or as of the effective time of the Registration Statement.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

         (a)   (i)    The Selling Stockholder on the Closing Date and the
         Additional Closing Date, if any, will have good and marketable title to the Selling Stockholder Firm Shares and, if applicable, any Additional Shares to be sold by the Selling Stockholder hereunder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Selling Stockholder Firm Shares and any such Additional Shares, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, security interests and claims; and upon the delivery and payment for such Shares hereunder, the several Underwriters will acquire good and marketable title to such Shares, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, security interests and claims.

               (ii) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Selling Stockholder, and this Agreement has been duly and validly executed and delivered by the Selling Stockholder.

               (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to any agreement, instrument, franchise, license or permit to which the Selling Stockholder is a party or by which any of its properties or assets may be bound or (B) violate or conflict with any provisions of the limited partnership agreement of the Selling Stockholder or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except the registration under the Act of the Shares, filings under the Exchange Act resulting from the sale of the Firm Shares and the Additional Shares, if any, and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

               (iv) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might be reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

               (v) At the time of the effectiveness of the Registration Statement or the effectiveness of the post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to the Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act and at the Closing Date and the Additional Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto, insofar as they relate to the Selling Stockholder, comply or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances in which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, insofar as such preliminary prospectus relates to the Selling Stockholder, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (v), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.

         (b)   (i)    The Selling Stockholder and the related parties listed on
         Schedule III agree with the Company and the Underwriters, except as provided in this Agreement, not to sell, offer or agree to sell, grant any option for the sale of, pledge or otherwise dispose of, directly or indirectly, any Common Stock for a period of 120 days after this

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         Agreement becomes effective without your prior written consent.
         Notwithstanding the preceding sentence, you acknowledge that all shares of Common Stock owned by the Selling Stockholder are held in a brokerage margin account and are pledged to secure margin borrowings, and you agree that any such shares not sold to you hereunder may continue to be so pledged during the 120-day period described in such sentence.

               (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Closing Date and Additional Closing Date, if applicable, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         3.    PURCHASE, SALE AND DELIVERY OF THE SHARES.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholder, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in SCHEDULE I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and the Selling Stockholder by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. You will be permitted to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         (c) In addition, the Company and the Selling Stockholder hereby, severally and not jointly, grant to the Underwriters the option to purchase up to ______ Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholder for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. The number of Additional Shares to be purchased by the Underwriters pursuant to this Section 3(c) shall be equally apportioned between the Company and the Selling Stockholder. This option may be exercised from time to time and at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. You will be permitted to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto (or such number increased as set forth in Section 10 hereof) bears to ___________ [the total number of Firm Shares being purchased from the Company and the Selling Stockholder], subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, or such other location as may be mutually acceptable to you and the Company, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         4. OFFERING. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

         (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

         The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or, so long as the prospectus delivery requirements are applicable, file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

         (b) If at any time when a Prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

         (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request.

         (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

         (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

         (f) During the period of 90 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on SCHEDULE II attached hereto not to engage in any of the aforementioned transactions on their own behalf for such period of time, other than (i) the Company's sale of Shares hereunder, (ii) the Company's granting of stock options under its benefit plans in existence on the date hereof covering not more than 250,000 shares of Common Stock in the aggregate, (iii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options, (iv) the Company's issuance of not more than 100,000 shares of Common Stock in the aggregate under its Employee Stock Purchase Plan and Deferred Compensation Plan and (v) the Company's issuance of Common Stock in connection with one or more acquisitions in an amount not exceeding the sum of [A] 1,000,000 shares of [B] such additional number of shares as are subject to lock-up provisions substantially identical to those in this Section 5(f) for the balance of the 90-day period contemplated by this Section 5(f).

         (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

         (h) The Company will apply the proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

         (i) The Company will use its best efforts to cause the Shares to be listed on the New York Stock Exchange.

         (j) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

         6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (a) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (b) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (d) listing the Shares on the New York Stock Exchange, (e) filing fees of the Commission and the National Association of Securities Dealers, Inc., (f) the cost of printing certificates representing the Shares and (g) the cost and charges of any transfer agent or registrar.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Locke Liddell & Sapp LLP ("Underwriters' Counsel") pursuant to this Section 7 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than, if pricing pursuant to Rule 430A 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

         (b) At the Closing Date, you shall have received the opinion of Thompson & Knight L.L.P., counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction specified in an exhibit to such opinion. Each of the Company and the Subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each Subsidiary of the Company has been duly and validly issued and is fully paid and non-assessable and was not issued in violation of preemptive rights and, to the best of such counsel's knowledge, is owned, directly or indirectly, by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                  (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization." All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. To the best of such counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company by virtue of the filing or effectiveness of the Registration Statement or the offer and sale of the Shares as contemplated by this Agreement.

                  (iii) The Common Stock currently outstanding is listed, and the Shares to be sold under this Agreement to the Underwriters are duly authorized for listing on the New York Stock Exchange.

                  (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                  (v) To the best of such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of the Subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                  (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any agreement, instrument, franchise, license or permit specified in an exhibit to such opinion or (B) violate or conflict with any provision of (x) the certificate or articles of incorporation or by-laws of the Company or any of the Subsidiaries, or, to the best of such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets or (y) the terms and provisions of any Operative Document. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                  (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                  (viii) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

         Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: Such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (other than (i) the financial statements (including the notes thereto included therein, (ii) the other financial and statistical information included therein and (iii) the exhibits thereto, as to which such counsel has not been asked to comment as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditor's report thereon) included therein and (ii) the other financial and statistical information included therein, as to which such counsel has not been asked to comment), as to the issue date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters involving incorporations in other jurisdictions, on a reading of the applicable statutes without any review of judicial or administrative interpretations thereof; and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

         (c) At the Closing Date, you should have received the opinion of Robert F. Spears, Vice President, General Counsel and Secretary of the Company, addressed to the Underwriters and in form and substance satisfactory to the Underwriters' Counsel to the effect that: The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as they case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

         (d) At the Closing Date, you shall have received the opinion of counsel to the Selling Stockholder addressed to the Underwriters and in form and substance satisfactory to the Underwriters' Counsel, to the effect:

               (i) The Selling Stockholder is the record owner of the Shares to be sold by the Selling Stockholder hereunder, and the Selling Stockholder has all partnership power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares; counsel has no knowledge after due inquiry that immediately prior to the Closing Date the Selling Stockholder did not have good and valid title to such Shares, free and clear of all adverse claims (within the meaning of Article 8 of the Uniform Commercial Code); and good and valid title to such Shares, free and clear of such adverse claims, has been transferred to each of the several Underwriters who purchased and took delivery of certificates representing such Shares in good faith and without notice of any adverse claim within the meaning of Article 8 of the Uniform Commercial Code.

               (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

               (iii) The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to any agreement, instrument, franchise, license or permit known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) violate any provisions of the Certificate of Limited Partnership or Partnership Agreement of the Selling Stockholder or (C) violate any statute, rule or regulation known to such counsel or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties.

               (iv) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required for the sale of the Shares by the Selling Stockholder, except the registration under the Act of the Shares, reports required to be filed pursuant to the Exchange Act as the result of such sale, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (f) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection
(a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

         (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Arthur Andersen LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them;
(ii) stating that, in their opinion, the financial statements and schedules of the Company incorporated by reference in the Registration Statement and the

Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures referred to in such letter, including, without limitation, a reading of the Company's unaudited consolidated balance sheet at March 31, 2000, the Company's unaudited statement of income for the three months ended March 31, 2000 and the Company's consolidated statement of cash flows for the three months ended March 31, 2000 and a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the Subsidiaries and the committees of such boards subsequent to December 31, 1999, inquiries of officers and other employees of the Company and the Subsidiaries who have responsibility for financial and accounting matters of the Company and the Subsidiaries with respect to transactions and events subsequent to December 31, 1999, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to December 31, 1999 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and the Subsidiaries and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (B) with respect to the period subsequent to March 31, 2000 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and the Subsidiaries and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or
(C) that during the period from March 31, 2000 to the date of the most recent available monthly consolidated financial statements of the Company and the Subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (iv) stating that nothing caused them to believe that the unaudited proforma financial information of the Company included in the Registration Statement does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated under the Act or that the proforma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and the Subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and the Subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

         (h) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

         (i) You shall have received from (i) each person who is a director or officer of the Company or such stockholders as have been heretofore designated by you and listed on SCHEDULE II hereto an agreement to the effect that for a period of 90 days from the date of the Prospectus and (ii) the Selling Stockholder and each related party listed on Schedule III hereto an agreement to the effect that for a period of 120 days from the date of the Prospectus such persons will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock).

         (j) At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

         (k) At the Closing Date, you shall have received a certificate of an authorized officer of the Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder set forth in Section 2 hereof are accurate and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

         (l) On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from the Selling Stockholder.

         If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         8.    INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Selling Stockholder, each Underwriter and each person, if any, who controls the Selling Stockholder or any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorneys' fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to any Underwriter or any controlling person of any Underwriter to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein or (ii) an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the Prospectus if the person asserting such loss, liability, claim, damage or expense purchased Shares but was not sent or given a copy of the Prospectus at or prior to written confirmation of the sale of such Shares to such person and the untrue statement or omission was corrected in the Prospectus; provided, further, that the Company will not be liable in any such case to the Selling Stockholder or any controlling person of the Selling Stockholder to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorneys' fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to the Selling Stockholder contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to the Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading, in each such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder expressly for use therein; PROVIDED, HOWEVER, the Selling Stockholder's liability with respect to all such claims under this subsection (b) or Section 9 hereof shall be limited to an amount equal to the net proceeds received by the Selling Stockholder from the sale of the Shares. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have including under this Agreement. The Company and the Underwriters acknowledge that the statements set forth under the caption "Principal and Selling Stockholders" and in the second paragraph following the first table under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company and/or the Selling Stockholder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorneys' fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Selling Stockholder acknowledge that the statements set forth in the two paragraphs immediately following the table on the cover page and in the first table and the first and third paragraphs following such table under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (d)   Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section

8(a), 8(b) or 8(c) hereof, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party for any obligations to any indemnified party other than the indemnification obligations provided in
Section 8(a), 8(b) or 8(c) hereof, as applicable. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(x) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action,
(y) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (z) the named parties to any such action (including any impleaded parties) included both the indemnifying and the indemnified parties and such parties shall have been advised in writing by such counsel that representation of such indemnifying and indemnified parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to an actual or reasonably anticipated material conflict of interest between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), in any of which events such fees and expenses shall be borne by the indemnifying parties; PROVIDED, HOWEVER, under no circumstances shall the indemnifying parties be responsible for paying for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) to represent the indemnified parties in all jurisdictions. Anything in this subsection (d) to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         9. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholder any contribution received by the Company and/or the Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company and/or the Selling Stockholder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (a) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bear to (b) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company and/or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholder, as applicable, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise unless such failure results in the forfeiture by the party or parties from whom contribution may be sought of substantial rights and defenses. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         10.   DEFAULT BY AN UNDERWRITER.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in SCHEDULE I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

         (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholder to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder with respect thereto (except in each case as provided in Sections 6, 8(a) and 9 hereof with respect to the Company and in Sections 8(b) and 9 hereof with respect to the Selling Stockholder) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholder for damages occasioned by its or their default hereunder.

         (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholder contained in this Agreement, including the agreements contained in Section 6, the indemnity agreements contained in
Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Selling Stockholder, any of their respective officers and directors or any controlling persons thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 6, 8, 9 and

12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

         12.   EFFECTIVE DATE OF AGREEMENT; TERMINATION.

         (a)   This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholder or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 12 and of Sections 1, 6, 8 and 9 hereof shall at all times be in full force and effect.

         (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) if trading on the New York Stock Exchange or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market by the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

         (c) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

         (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 12(a) hereof or (ii) Section 10(b) or 12(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         13. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: _______________; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 15660 North Dallas Parkway, Suite 500, Dallas, Texas 75248, Attention: Robert F. Spears, Vice President, General Counsel and Secretary; and if sent to the Selling Stockholder, shall be mailed, delivered, or telegraphed and confirmed in writing to the Selling Stockholder, 201 Main Street, Suite 2600, Fort Worth, Texas 76102, Attention: W.R. Cotham.

         14. PARTIES. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective heirs, devisees, successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                Very truly yours,

                                LONE STAR TECHNOLOGIES, INC.



                                By:
                                   --------------------------------------------
                                       Rhys J. Best
                                       Chairman of the Board,
                                       Chief Executive Officer and President


                                ALPINE CAPITAL, L.P.

                                By:    Algenpar, Inc.,
                                       its general partner


                                         By:
                                            -----------------------------------


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
DAIN RAUSCHER WESSELS
THE ROBINSON-HUMPHREY COMPANY, LLC



By:
   -----------------------------------------

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                    NAME OF UNDERWRITER                               NUMBER OF FIRM SHARES TO BE PURCHASED

Bear, Stearns & Co. Inc.                                                         _______________

Banc of America Securities LLC                                                   _______________

Dain Rauscher Wessels                                                            _______________

The Robinson-Humphrey Company, LLC                                               _______________

                                                     Total:                      _______________


                                   SCHEDULE II



[NAMES OF STOCKHOLDERS SUBJECT TO THE LOCK-UP PROVISION]

                                 SCHEDULE III



Keystone, Inc.

The Anne T. and Robert M. Bass Foundation













                                     III-1